SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): March 17, 2009

Commission File No. 0-26669

Can-Cal Resources Ltd.
(Name of Small Business Issuer in its charter)

Nevada	88-0336988
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

2500 Vista Mar Drive, Las Vegas, NV  89128
(Address of principal executive offices)

(702) 243-1849
(Issuer's telephone number)

N/A
(Former name, former  address  and  former  fiscal  year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 17, 2009 (the "Dismissal Date"), Can-Cal Resources Ltd. (“Can-Cal” or the “Company”) confirmed its dismissal of DeJoya Griffith& Company, LLC, ("DeJoya"), from its engagement as independent auditor of the Company, in connection with the engagement of L.L. Bradford, LLC, Certified Public Accountants, as the new independent public accounting firm for the Company (“L.L. Bradford”).

DeJoya’s reports on the Company's 10-KSBs for the years ended December 31, 2007 and 2006, and all subsequent interim periods up and until the Dismissal Date, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than reflecting an uncertainty as to the Company's ability to continue as a going concern.

During each of the two (2) years ended December 31, 2007 and 2006, and all subsequent interim periods up and until the Dismissal Date, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to DeJoya’s satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

On March 19, 2009, the Company engaged L.L. Bradford as its independent registered public accounting firm to audit the Company's financial statements.  During each of the two (2) years ended December 31, 2007 and 2006, and all  subsequent interim periods up and until the  Dismissal  Date,  the  Company  did not  consult L.L. Bradford on any matters described in Item 304(a)(2)(i) of Regulation S-B.  During each of the two (2) years ended December 31, 2007 and 2006, and all subsequent interim  periods up and until the  Dismissal  Date,  the  Company  did  not  consult  L.L. Bradford on any  matters described in Item 304(a)(2)(ii) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 24, 2009

Can-Cal Resources Ltd.

By:	/s/ Ronald D. Sloan
Ronald D. Sloan Chief Executive Officer